FOR THE PERIOD ENDING                          This Prospectus Supplement, filed
NOVEMBER 30, 1996 TO                           pursuant to Rule 424(b)(3),
PROSPECTUS DATED                               relates to Registration Statement
NOVEMBER 19, 1993                              33-71502-01 and the Prospectus
                                               dated November 19, 1993


                       SECURITIES AND EXCHANGE COMMISSION

                             450 Fifth Street, N.W.
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 16, 1996


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)


Delaware                     0-23108                Not Applicable
--------                     -------                --------------
(State of                    (Commission            (IRS Employer
organization)                File Number)           Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                              19720
---------------------------------------------------------
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code: (302) 323-7184


                                 Not Applicable
                  --------------------------------------------
                 (Former address, if changed since last report)


                                  Page 1 of 98
                         Index to Exhibits is on page 7

Item 5.  Other Events
         ------------

A)   Series 1993-1:
     -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1993-1, which is attached as Exhibit
20(a) hereto.

B)    Series 1993-2:
      -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1993-2, which is attached as
Exhibit 20(b) hereto.

C)    Series 1993-3:
      -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders'Statement for the November 1996 Due Period with respect to Series 1993-3, which is attached as Exhibit
20(c) hereto.

D)    Series 1994-1:
      -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1994-1, which is attached as Exhibit
20(d) hereto.

E)    Series 1994-2:
      -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1994-2, which is attached as Exhibit
20(e) hereto.

F)    Series 1994-3:
      -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1994-3, which is attached as Exhibit
20(f) hereto.

G)    Series 1994-A:
      -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1994-A, which is attached as Exhibit
20(g) hereto.

H)    Series 1995-1:
      -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1995-1, which is attached as Exhibit
20(h) hereto.

I)    Series 1995-2:
      -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1995-2, which is attached as Exhibit
20 (i) hereto.

J)   Series 1995-3:
     -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1995-3, which is attached as Exhibit
20(j) hereto.

K)   Series 1996-1:
     -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1996-1, which is attached as Exhibit
20(k) hereto.

L)   Series 1996-2:
     -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1996-2, which is attached as Exhibit
20(l) hereto.

M)   Series 1996-3:
     -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders' Statement for the November 1996 Due Period with respect to Series 1996-3, which is attached as Exhibit
20(m) hereto.

N)   Series 1996-4:
     -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders Statement for the November 1996 Due Period with respect to Series 1996-4, which is attached as Exhibit
20(n) hereto.

O)   Series 1996-5:
     -------------
On December 16, 1996 the Registrant made available the Monthly
Certificateholders Statement for the November 1996 Due Period with respect to Series 1996-5, which is attached as Exhibit
20(o) hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------
(c) Exhibits


Exhibit No.     Description
----------      -----------
20(a)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1993-1.

20(b)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1993-2.

20(c)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1993-3.

20(d)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1994-1.

20(e)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1994-2.

20(f)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1994-3.

20(g)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1994-A.

20(h)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1995-1.

20(i)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1995-2.

20(j)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1995-3.

20(k)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1996-1.

20(l)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1996-2.

20(m)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1996-3.

20(n)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1996-4.


20(o)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1996-5.

                                   SIGNATURES
                                   ----------

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         DISCOVER CARD MASTER TRUST I
                               (Registrant)

                               By:   GREENWOOD TRUST COMPANY
                                     as originator of the Trust


                               By:          John J. Coane
                                     ------------------------------
                                     John J. Coane
                                     Vice President, Director of
                                     Accounting and Treasurer


Date: December 16, 1996

                                 EXHIBIT INDEX

Exhibit No.     Description
----------      -----------
20(a)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1993-1.

20(b)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1993-2.

20(c)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1993-3.

20(d)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1994-1.

20(e)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1994-2.

20(f)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1994-3.

20(g)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1994-A.

20(h)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1995-1.

20(i)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1995-2.

20(j)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1995-3.

20(k)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1996-1.

20(l)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1996-2.

20(m)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1996-3.

20(n)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1996-4.

20(o)           Monthly Certificateholders' Statement, related to the Due Period ending
                November 30, 1996, for Series 1996-5.